Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the incorporation by reference of our report on the Kemper Target Equity 2011 Fund dated September 12, 2000, in the Registration Statement of Kemper Target Equity Fund on Form N-1A filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 32 to the Registration Statement under the Securities Act of 1933 (File No. 33-30876) and in this Amendment No. 34 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5896).



                                                    /s/ERNST & YOUNG LLP

                                                    ERNST & YOUNG LLP
Chicago, Illinois
November 30, 2000